N-SAR Item 77C Exhibit

High Income Municipal Bond
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held toconsider the following proposal. The results of the proposal are indicated below.

Proposal 1 To consider and act upon a new investment advisory agreement withEvergreen
Investment Management Company, LLC:

Net assets voted for 		$91,446,437
Net assets voted Against 	$ 3,174,768
Net assets voted Abstain 	$ 3,714,470


Short Intermediate Municipal Bond
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider the following proposal. The results of the proposal are indicated below.

Proposal 1  To consider and act upon a new
Investment Advisory Agreement with
Evergreen Investment Management Company, LLC:

Net assets voted For 		$145,120,180
Net assets voted Against	$ 624,273
Net assets voted Abstain 	$ 1,706,193


Municipal Bond
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider the following proposal. The results of the proposal are indicated below.

Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen
Investment Management Company, LLC:

Net assets voted For 		$1,047,224,046
Net assets voted Against 	$ 16,399,102
Net assets voted Abstain 	$ 30,127,719

Strategic Municipal Bond
SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider the following proposals. The results of the proposals are indicated below.

Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen
Investment Management Company, LLC:

Net assets voted For 		$236,504,451
Net assets voted Against	$ 6,929,717
Net assets voted Abstain 	$ 16,304,131

Proposal 2  To consider and act upon
a new sub-advisory advisory agreement with Stamper Capital & Investments, Inc.:

Net assets voted For 		$236,033,452
Net assets voted Against 	$ 7,040,257
Net assets voted Abstain 	$ 16,664,59